                                WARRANT AGREEMENT

          WARRANT AGREEMENT  ("Warrant  Agreement" or "Agreement"),  dated as of
March 23,  2002,  between  DEL  GLOBAL  TECHNOLOGIES  CORP.  a  New  York corporation  (the  "Company"),  and MELLON  INVESTOR  SERVICES LLC, a New Jersey
limited liability company (the "Warrant Agent").

                                   WITNESSETH

          WHEREAS,  litigation was commended against the Company and others in a
Class Action entitled MALEY, ET AL. V. DEL GLOBAL TECHNOLOGIES CORP., ET AL., as
CIV. 8495 (S.D.N.Y.) ("Class Action"); and

          WHEREAS, the plaintiffs and the defendants in the Class Action entered into a Stipulation  of Settlement  of  Securities  Class Action  ("Stipulation")
wherein the Company  proposed to settle the Class Action by among other  things, issuing  to the Class  Members  (as such  term is  defined  in the  Stipulation)
warrants to purchase an aggregate of 1,000,000  shares of the  Company's  Common
Stock at an exercise  price of $2.00 per share,  such Warrants to expire six (6)
years from the date of issuance ("Warrants"); and

          WHEREAS,   the  Company's  settlement  of  the  Class  Action  lawsuit originated in a dispute as to whether the information  the Company  disseminated regarding the Company's  business and financial status was adequate or accurate, and did not  originate  in  connection  with  the  issuance  of any  stock.  The allegedly  fraudulent  activities did not result in the acquisition of a capital asset,  nor did the Company  secure,  perfect,  or defend  title to any existing capital asset; and

          WHEREAS,  the Company  proposes to issue  certificates  evidencing the
Warrants (such Warrant  certificates  issued  pursuant to this  Agreement  being hereinafter called the "Warrant Certificates"); and

          WHEREAS, the Warrants shall be transferable immediately upon issuance;
and

          WHEREAS,  the Company desires the Warrant Agent, and the Warrant Agent agrees,  to act on  behalf  of the  Company  in  connection  with the  issuance, transfer,  exchange,  replacement,  redemption,  and  surrender  of the  Warrant
Certificates; and

          WHEREAS, the Company and the Warrant Agent desire to set forth in this
Warrant  Agreement,  among other things,  the form and provisions of the Warrant
Certificates  and the terms  and  conditions  under  which  they may be  issued, transferred,  exchanged,  replaced, redeemed, and surrendered in connection with the exercise and redemption of the Warrants;

          NOW,  THEREFORE,  in  consideration  of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                       DISTRIBUTION OF WARRANT CERTIFICATE

          Section 1.1 APPOINTMENT OF WARRANT AGENT.  The Company hereby appoints the  Warrant  Agent to act on  behalf  of the  Company  in  accordance  with the instructions  hereinafter  in this  Agreement  set forth,  and the Warrant Agent hereby accepts such appointment.

          Section 1.2 FORM OF WARRANT  CERTIFICATES.  The  Warrant  Certificates
shall  be  substantially  in the form of  Exhibit  A  attached  hereto  and,  in addition,  may have such letters,  numbers,  or other marks of identification or designation  and such legends,  summaries,  or  endorsements  stamped,  printed, lithographed, or engraved thereon as the Company may deem appropriate (but which do not affect the rights,  duties and  obligations  of the Warrant Agent) and as are not  inconsistent  with  the  provisions  of this  Agreement  or as,  in any particular case, may be required,  in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any  regulatory  authority or agency, or to conform to customary usage.

          Section   1.3   EXECUTION   OF  WARRANT   CERTIFICATES.   The  Warrant
Certificates  shall be executed on behalf of the Company by its Chief  Executive
Officer or Chief Financial  Officer and by its Treasurer,  Assistant  Treasurer,
Secretary,  or Assistant  Secretary,  either manually or by facsimile  signature printed thereon.  The Warrant  Certificates shall be manually  countersigned and dated the date of  countersignature  by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. If any authorized  officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company  either before or after  delivery  thereof by the
Company to the Warrant  Agent,  the  signature  of such  person on such  Warrant
Certificates  nevertheless shall be valid and, such Warrant  Certificates may be countersigned  by the Warrant  Agent and issued and  delivered to those  persons entitled to receive the  Warrants  represented  thereby  with the same force and effect as though the person who signed such Warrant  Certificates had not ceased to be such officer of the Company.

          Section 1.4 ISSUANCE AND  DISTRIBUTION OF WARRANT  CERTIFICATES.  Upon
completion of the Settlement as  contemplated  by the  Stipulation,  the Company shall  deliver to the Warrant Agent an adequate  supply of Warrant  Certificates executed on behalf of the  Company as  described  in Section  1.3  hereof.  Upon receipt  of an order  from  the  Company,  the  Warrant  Agent  shall as soon as practicable complete and countersign the Warrant  Certificates  representing the total number of Warrants to be issued  hereunder  and shall deliver such Warrant
Certificates  to  the  Class  Members  pursuant  to an  allocation  provided  by plaintiff's  counsel and pursuant to written  instructions of the Company (which shall include names, addresses, and delivery instructions).

                                  ARTICLE II.
                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

          Section 2.1 EXERCISE  PRICE.  Each  Warrant  Certificate  shall,  when properly executed in accordance with Section 1.3 hereof,  entitle the registered holder  thereof,  subject to the  provisions of Article III hereof,  to purchase from the Company one share of common stock of the Company  ("Common  Stock") for each Warrant  evidenced  thereby,  at the purchase price of $2.00 per share,  or such adjusted number of shares as may be established  from time to time pursuant to the provisions of Article IV hereof,  payable in full at the time of exercise of the Warrant.  Except as the context  otherwise  requires,  the term "Exercise
Price" as used in this Agreement shall mean $2.00.

          Section  2.2  REGISTRATION  OF  COMMON  STOCK  AND  EXERCISABILITY  OF
WARRANTS.  Each  Warrant may be exercised at any time after the shares of Common
Stock issueable upon exercise of such Warrants have been effectively  registered under the Securities Act of 1933, as amended (the  "Securities  Act"),  and such other action as may be required by Federal or state law relating to the issuance or  distribution of securities  shall have been taken,  but not after 5:00 P.M.,
New York City  time,  on the  earlier  of March 28,  2008 and the  business  day immediately  preceding  the Call Date (as  defined  in  Section  3.2).  The term
"Expiration  Dates as used in this Agreement shall mean the latest time and date at which the Warrants may be  exercised.  The Company shall use its best efforts to secure the  effective  registration  of the  aforementioned  shares of Common
Stock under the  Securities  Act and to register  or qualify  such shares  under applicable  stare laws consistent with the Company's  ability to register shares under the Securities Act and as otherwise may be permitted by the Securities and
Exchange  Commission.  The Company  shall have no liability  if, after using its best efforts,  it is unable to register the shares.  The Company further agrees, from and after the time such registration has become effective,  to use its best efforts to maintain such  registration  or  qualification  in effect and to keep available for delivery upon the exercise of Warrants a prospectus that meets the requirements  of Section 10 of the Securities Act, until the earlier of the date by which all Warrants are exercised or the Expiration Date;  PROVIDED,  HOWEVER, that the  Company  shall have no  obligation  to register  such Common  Stock or maintain the  effectiveness  of such  registration or  qualification  or to keep available a  prospectus,  as  aforesaid,  in the event that, by amendment to the
Securities Act or otherwise,  such registration or qualification or the delivery of such  prospectus  is not  required  at the time  said  Common  Stock is to be issued;  and PROVIDED  FURTHER that in the event, by amendment to the Securities
Act or otherwise, some other or different requirement shall be imposed by act of the  Congress of the United  States which shall relate to the issuance of Common
Stock upon exercise of the  Warrants,  the Company shall use its best efforts to comply with such  requirements  so long as the same shall not be more burdensome to the  Company  than the  registration  statement  under  the  Securities  Act.
Promptly  after a registration  statement  under the Securities Act covering the aforementioned  Common  Stock has  become  effective,  or such  other  action as contemplated  hereby and as may be required has been taken,  as the case may be, the Company shall cause notice thereof or a copy of the prospectus  covering the aforementioned  Common Stock to be mailed to each registered holder of a Warrant
Certificate.

          Section 2.3  PROCEDURE  FOR  EXERCISE OF  WARRANTS.  During the period specified in and subject to the  provisions of Section 2.2 hereof,  Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at its office  designated for such purpose (the  "Principal
Office"),  which is presently at 85 Challenger Road, Ridgefield Park, New Jersey
(Reorganization Department), with the election to purchase form set forth on the
Warrant Certificate duly completed and executed, with signatures guaranteed by a member firm of a national securities  exchange, a commercial bank (not a savings bank or a savings and loan  association)  or trust company located in the United
States,  a member of the National  Association of Securities  Dealers,  Inc., or
another  eligible  guarantor  institution  which is a participant in a signature guarantee program (as such terms are defined in Regulation 240.17Ad-15 under the
Securities  Exchange Act of 1934,  as amended)  acceptable  to the Warrant Agent
("Signatures Guaranteed"),  accompanied by payment in full of the Exercise Price as provided in Section 2.1 in effect at the time of such exercise, together with such taxes and charges as are specified in Section 7.1 hereof, for each share of
Common  Stock with  respect to which such  Warrants  are being  exercised.  Such
Exercise  Price,  taxes and charges shall be paid in full by certified  check or money order,  payable in United States currency to the order of the Company. The date on which  Warrants  are  exercised in  accordance  with this Section 2.3 is sometimes referred to herein as the Date of Exercise of such Warrants.

          Section 2.4 ISSUANCE OF COMMON STOCK. As soon as practicable after the
Date of Exercise of any Warrants, the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue a certificate or  certificates  for the  number of full  shares of Common  Stock to which such  holder is  entitled, registered  in  accordance  with the  instructions  set forth in the election to purchase.  All shares of Common  Stock  issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid, and nonassessable,  and free from all taxes,  liens,  and  charges  created by the  Company in respect of the issue  thereof.  Each  person in whose name any such  certificate  for shares of
Common  Stock is issued  shall for all  purposes  be deemed to have  become  the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants  resulting in the issuance of such shares,  irrespective  of the date of issuance or delivery of such certificate for shares of Common Stock.

          Section 2.5 CERTIFICATES FOR UNEXERCISED WARRANTS. If less than all of the Warrants  represented by a Warrant  Certificate  are exercised,  the Warrant
Agent shall execute and mail, by first-class mail, within 30 days of the Date of
Exercise,  to the registered holder of such Warrant  Certificate,  or such other person  as shall be  designated  in the  election  to  purchase,  a new  Warrant
Certificate  representing the number of full Warrants not exercised. In no event shall a  fraction  of a  Warrant  be  exercised,  and the  Warrant  Agent  shall distribute no Warrant Certificates representing fractions of Warrants under this or any other  section of this  Agreement.  Final  fractions  of shares  shall be treated as provided in Section 4.7.

          Section 2.6  RESERVATION  OF SHARES.  The  Company  shall at all times reserve and keep  available  for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

          Section 2.7  DISPOSITION OF PROCEEDS.  The Warrant Agent shall account promptly to the Company  with  respect to Warrants  exercised  and  concurrently deliver to the Company all funds  received  for the purchase of shares of Common
Stock through the exercise of such Warrants.

                                  ARTICLE III.
                                CALL OF WARRANTS

          Section 3.1 RIGHT TO CALL.  In the event that the Market  Price of the common  Stock  shall  have been  greater  than or equal to $4.00 per share for a period of ten (10)  consecutive  Trading  Days,  the Company may, at its option, call for redemption of all or any portion of the then outstanding  Warrants at a call price of $.25 per Warrant (the "Call  Price").  At any time after the tenth consecutive  Trading Day in which the Market Price of the Company's Common Stock was $4.00 or more per share ("Call  Eligibility  Date"),  the Company shall give written  notice,  or shall cause the  Warrant  Agent  (provided  the Company has provided  the Warrant  Agent with all  necessary  information)  to give  written notice to each of the  registered  holders  of the  Warrants  advising  that the holders  shall have a thirty  (30) day period  commencing  on the date of notice within  which to  exercise  its  Warrant(s),  failing  which,  the  Company  may thereafter, at any time prior to the Expiration Date, call for redemption of the holders'  Warrants  for $.25 per Warrant.  The Company  shall not be required to give such written notice  immediately  after the Call  Eligibility  Date and may give such notice at any rime thereafter, in its sole discretion.

          Section  3.2  PAYMENT  OF CALL  PRICE.  On or prior to the  opening of business on the  expiration of the thirty (30) day exercise  period  pursuant to
Section 3.1 ("Call Date"), the Company will deposit with the Warrant Agent funds in form  satisfactory  to the  Warrant  Agent  sufficient  to  purchase  all the
Warrants  which are to be called.  Payment of the Call Price will be made by the
Warrant  Agent upon  presentation  and  surrender  of the  Warrant  Certificates representing such Warrants to the Warrant Agent at its Principal Office.

          Section 3.3 CALL IN PART. In the event the Company shall  determine to call less  than all the  Warrants,  the  Warrants  chosen to be called  shall be selected  by the Warrant  Agent in such  manner as the Warrant  Agent shall deem fair and equitable, including without limitation selection by lot.

                                  ARTICLE IV.
                        ADJUSTMENTS AND NOTICE PROVISIONS

          Section 4.1 STOCK DIVIDENDS, SPLITS AND COMBINATIONS.

               (a) Adjustment to number of shares purchasable upon execution. In case at any time or from time to time the Company shall:

                   (i) Pay a  dividend  payable  in, or other  distribution  of, additional shares of Common Stock; or

                   (ii) subdivide its outstanding  shares of Common Stock into a larger number of shares of Common Stock; or

                   (iii) combine its  outstanding  shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock  issuable  upon  exercise of a Warrant
("Issuable  Shares")  immediately after the happening of any such event shall be increased or  decreased,  as the case may be, in  proportion  to the increase or decrease of the outstanding shares of the Company.

               (b) WHEN ADJUSTMENTS TO BE MADE. The adjustments  required by the preceding  subsection  of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall have occurred,  except that no adjustment  of the number of Issuable  Shares that would  otherwise  be required shall be made (except in the case of a subdivision  or  combination of shares of the Common  Stock,  as  provided  for in Section  4.1(a))  unless and until such adjustment  either by itself or with other adjustments not previously made would require an  increase  or  decrease  of at least  2.5% in the number of  Issuable
Shares immediately prior to making such adjustment.  Any adjustment representing a change of less than such minimum  amount shall be carried  forward and made as soon as such  adjustments  together  with  other  adjustments  required  by this
Article IV and not previously made would result in an adjustment of at least

2.5% as aforesaid. For the purpose of any adjustment,  any specified event shall be  deemed  to  have  occurred  at the  close  of  business  on the  date of its occurrence.

          Section 4.2  REORGANIZATIONS.  In case of any capital  reorganization, other than in the cases referred to in Section 4.1 hereof,  or the consolidation or merger of the Company with or into another  corporation  (other than a merger or  consolidation  in which the Company is the continuing  corporation and which does not  result in any  reclassification  of the  outstanding  shares of Common
Stock or the conversion of such  outstanding  shares of Common Stock into shares of other stock or other securities or property),  or the sale of the property of the Company as an entirety or  substantially  as an entirety (such actions being
hereinafter   collectively  referred  to  as  "Reorganizations"),   there  shall
thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock thereto ore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common
Stock which would  otherwise  have been  deliverable  upon the  exercise of such
Warrant would have been entitled  upon such  Reorganization  if such Warrant had been exercised in full immediately prior to such Reorganization.  In case of any
Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company,  shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant  holders so that the provisions set forth herein shall  thereafter be applicable,  as nearly as possible, in relation to any shares or other property thereafter  deliverable upon  exercise of  Warrants.  Any such  adjustment  shall be made in a statement filed with the Warrant Agent and shall for all purposes  hereof  conclusively be deemed to be an  appropriate  adjustment.  The Company shall not effect any such
Reorganization  unless upon or prior to the  consummation  thereof the successor corporation,  or if the Company shall be the surviving  corporation  in any such
Reorganization  and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the  effective  time  thereof,  then such  issuer,  shall  assume by  written instrument  the obligation to deliver to each  registered  holder of any Warrant
Certificate  such shares of stock,  securities,  cash, or other property as such
holder  shall  be  entitled  to  purchase  in  accordance   with  the  foregoing
provisions.  In the  event of sale or  conveyance  or other  transfer  of all or substantially  all of  the  assets  of  the  Company  as a  part  of a plan  for liquidation of the Company,  all rights to exercise any Warrant shall  terminate
30 days after the Company gives written  notice to each  registered  holder of a
Warrant  Certificate  that such sale or  conveyance  or other  transfer has been consummated.

          Section 4.3 NOTICE OF CERTAIN ACTIONS.  In the event the Company shall propose to:

               (a) pay any dividend or make any distribution on shares of Common
Stock in shares  of Common  Stock or make any  other  distribution  (other  than regularly  scheduled cash dividends which are not in an amount per share greater than the most recent such cash dividend) to all holders of Common Stock; or

               (b)  issue  any  rights,  warrants,  or other  securities  to all holders of Common  Stock  entitling  them to purchase any  additional  shares of
Common Stock or any other rights, warrants, or other securities; or

               (c) effect any reclassification of its Common Stock (other than a reclassification  involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital  reorganization,  or any consolidation or merger  (other than a merger in which no  distribution  of  securities  or other property  is made to holders of Common  Stock),  or any sale,  transfer or other disposition of its property,  assets, and business substantially as an entirety, or the liquidation, dissolution, or winding up of the Company;

               (d) take any other action which would result in an  adjustment of the number of shares  purchasable upon exercise of a Warrant pursuant to Section
4.1;  then,  in each such case,  the Company shall cause notice of such proposed action to be mailed to the Warrant Agent.  Such notice shall specify the date on which  the  books  of the  Company  shall  close,  or a  record  be  taken,  for determining  holders of Common Stock  entitled to receive such stock dividend or other  distribution  or such  rights  or  options,  or the  date on  which  such reclassification,  reorganization,  consolidation, merger, sale, transfer, other disposition,  liquidation,  dissolution, winding up, or exchange or other action shall rake place or commence, as the case may be, and the date as of which it is expected  that  holders of record of Common  Stock  shall be entitled to receive securities or other property  deliverable upon such action, if any such date has been fixed.  The Company  shall cause copies of such notice to be mailed to each registered holder of a Warrant Certificate.  Such notice shall be mailed, in the case of any action covered by Section 4.1(a)(i) or 4.1(a)(ii) above, at least 10 days prior to the record date for  determining  holders of the Common  Stock for purposes of receiving  such payment or offer;  in the case of any action covered by Section  4.1(a)(iii) above, at least 10 days prior to the earlier of the date upon which such action is to take place or any record date to determine  holders of Common Stock entitled to receive such  securities or other  property;  and in the case of any action covered by Section 4.1 above,  no more than 30 days after such action.  The Warrant Agent shall be fully  protected in relying on any such notice  and on any  adjustment  therein  contained  and shall  have no duty with respect to and shall not be deemed to have  knowledge of any  adjustment  unless and until it shall have received such notice.

          Section 4.4 NOTICE OF CALL. Notice of any call for redemption shall be given to the  Warrant  Agent by the  Company  not less than 30 days prior to the date established for such call (the "Call Date") and such notice shall be mailed to all registered  holders of Warrant  Certificates  to be called by the Warrant
Agent  promptly  after the  Company  shall have given such notice to the Warrant
Agent.  Each such notice of call will  specify the Call Date and the Call Price.
The notice will state that payment of the Call Price will be made by the Warrant
Agent upon presentation and surrender of the Warrant  Certificates  representing such Warrants to the Warrant Agent at its Principal Office,  and will also state that the right to exercise the Warrants  will  terminate at 5:00 P.M.,  New York
City time, on the business day immediately  preceding the Call Date. The Company will also make prompt public announcement of such redemption by news release and by notice to any national  securities  exchange on which the Warrants are listed for trading.  The Warrant Agent shall have no duty or obligation with respect to this  Section  until it has received  sufficient  cash,  if  required,  from the
Company with respect to its duties and obligations under this Section.

          Section 4.5 NOTICE OF  ADJUSTMENTS.  Whenever any  adjustment  is made pursuant to this Article IV, the Company  shall cause notice of such  adjustment to be mailed to the  Warrant  Agent  within 15 days  thereafter,  such notice to include in reasonable detail (a) the events  precipitating  the adjustment,  (b)

the  computation  of any  adjustments,  and  (c) the  number  of  shares  or the securities or other  property  issuable  upon  exercise of each  Warrant,  after giving effect to such  adjustment.  The Warrant Agent shall within 15 days after receipt of such notice from the Company  cause a similar  notice to be mailed to each registered holder of a Warrant Certificate.

          Section  4.6  WARRANT  CERTIFICATE  AMENDMENTS.  Irrespective  of  any
adjustments  pursuant to this Article IV,  Warrant  Certificates  theretofore or thereafter issued need not be amended or replaced,  but certificates  thereafter issued shall bear an appropriate legend or other notice of any adjustments.

          Section 4.7 FRACTIONAL  SHARES. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from  adjustments  in  accordance  with this  Article IV to the number of
Issuable  Shares.  If more than one Warrant is exercised at one time by the same registered  holder,  the number of full  shares of Common  Stock  which shall be deliverable  shall be  computed  based on the  number of shares  deliverable  in exchange for the  aggregate  number of Warrants  exercised.  With respect to any final  friction  of a share  called  for upon the  exercise  of any  Warrant  or
Warrants,  the  Company  shall pay a cash  adjustment  in  respect of such final fraction in an amount equal to the same  fraction of the Market price of a share of Common Stock  calculated  in  accordance  with Section 4.8. The Warrant Agent shall  have no duty or  obligation  with  respect  to this  Section or any other section  hereof  regarding  fractional  shares  unless and until it has received specific  instructions  (and sufficient cash, if required) from the Company with respect to its duties and obligations under such sections.

          Section  4.8 MARKET  PRICE.  The  "Market  Price" for any day shall be determined as follows:

               (a) If the  Common  Stock  is  listed  on a  national  securities exchange or admitted to unlisted  trading  privileges on such exchange or listed for trading on the NASDAQ system,  the Market Price of a share shall be the last reported  sale price per share of the Common Stock on such exchange or system or if no such sale is made on such day,  the  average of the  closing bid and asked prices per share for such day on such exchange or system; or

               (b) If the Common  Stock is not so listed or admitted to unlisted trading  privileges,  the Market  Price of a share shall be the mean of the last reported  bid and asked  prices per share  reported  by the  National  Quotation
Bureau, Inc. on such day; or

               (c) If the Common  Stock is not so listed or admitted to unlisted trading  privileges  and bid and asked  prices are not so  reported,  the Market
Price of a share shall be an amount, not less than book value thereof, as at the end of the most recent fiscal year of the Issuer ending prior to the date of the exercise  of  the  Warrant,  determined  in  such  reasonable  manner  as may be prescribed by the Board of Directors of the Issuer.

          Section  4.9  TRADING  DAY.  Any day on which the New York State Stock
Exchange is open for trading shall be considered a "Trading Day".

                                   ARTICLE V.
                          OTHER PROVISIONS RELATING TO
                          RIGHTS OF REGISTERED HOLDERS
                             OF WARRANT CERTIFICATES

          Section 5.1 RIGHTS OF WARRANT HOLDERS.  No Warrant  Certificate  shall entitle the  registered  holder thereof to any of the rights of a stockholder of the  Company,  including  without  limitation  the  right  to vote,  to  receive dividends  and other  distributions,  or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

          Section   5.2  LOST,   STOLEN,   MUTILATED,   OR   DESTROYED   WARRANT
CERTIFICATES.  If any Warrant  Certificate shall be mutilated,  lost, stolen, or destroyed,  the Company in its discretion,  may direct the Warrant  Agreement to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated  Warrant  Certificate,  or in lieu of or in  substitution  for a lost, stolen,  or destroyed  Warrant  Certificate,  a new Warrant  Certificate for the
number of Warrants  represented by the Warrant  Certificate so mutilated,  lost, stolen,  or destroyed but only upon receipt of evidence of such loss,  theft, or destruction  of such Warrant  Certificate,  and of the  ownership  thereof,  and indemnity, if requested,  all satisfactory to the Company and the Warrant Agent.
Applicants for such substitute Warrant  Certificates shall also comply with such other reasonable  regulations and pay such other reasonable  charges  incidental thereto as the Company or the Warrant Agent may prescribe.  Any such new Warrant
Certificate shall constitute an original contractual  obligation of the Company, whether or not the  allegedly  lost,  stolen,  mutilated,  or destroyed  Warrant
Certificate shall be at any time enforceable by anyone.

                                  ARTICLE VI.
                   SPLIT UP, COMBINATION, EXCHANGE, TRANSFER,
                    AND CANCELLATION OF WARRANT CERTIFICATES

          Section 6.1 SPLIT UP, COMBINATION,  EXCHANGE,  AND TRANSFER OF WARRANT
CERTIFICATES. Prior to the Expiration Date, Warrant Certificates, subject to the provisions  of Section 6.2, may be split up,  combined,  or exchanged  for other
Warrant Certificates  representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder  desiring to split up,  combine,  or exchange a Warrant  Certificate or Warrant  Certificates shall make such request in writing  delivered  to the Warrant  Agent at its  Principal  Office and shall surrender the Warrant  Certificate  or Warrant  Certificates  so to be split up, combined, or exchanged at said office. Subject to any applicable laws, rules, or regulations restricting transferability, any restriction on transferability that may appear on a Warrant  Certificate in accordance with the terms hereof, or any
"stop-transfer"  instructions  the  Company  may  give to the  Warrant  Agent to implement any such  restrictions  (which  instructions  the Company is expressly authorized  to  give),  transfer  of  outstanding  Warrant  Certificates  may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained  by the Warrant  Agent for that  purpose,  upon a surrender of the
Warrant  Certificate  to the Warrant  Agent at its  Principal  Office,  with the assignment  form set forth in the Warrant  Certificate  duly  executed  and with
Signatures  Guaranteed.  Upon any such  surrender  for  split  up,  combination, exchange, or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates,  as the case may be, as so requested. The Warrant Agent shall not be required to effect any split up,  combination,  exchange,  or transfer which will result in the issuance of a

Warrant Certificate  evidencing a fraction of a Warrant. The Warrant Agent shall not be required  (a) to issue,  register the transfer of or exchange any Warrant during a period  beginning  at the opening of business 15 days before the day of the mailing of a notice of call of Warrants  selected for call under Section 3.1 and  ending  at the  close  of  business  on the day of such  mailing  or (b) to register  the  transfer of or exchange any Warrant so selected for call in whole or in part, except, in the case of any Warrant to be called in part, the portion thereof not to be called.  The Warrant Agent may require the holder to pay a sum sufficient  to cover  any tax or  governmental  charge  that may be  imposed  in connection  with any split up,  combination,  exchange,  or  transfer of Warrant
Certificates prior to the issuance of any new Warrant  Certificate.  The Warrant
Agent shall have no duty or  obligation  to rake any action under any section of this Agreement which requires the payment by a holder of a Warrant of applicable taxes and  governmental  charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

          Section  6.2  CANCELLATION  OF  WARRANT   CERTIFICATES.   Any  Warrant
Certificate  surrendered  upon  the  exercise  of  Warrants  or  for  split  up, combination,  exchange,  or transfer,  or purchased or otherwise acquired by the
Company,  shall be  cancelled  and shall not be  reissued by the  Company;  and, except as provided  in Section  2.5 in case of the  exercise of less than all of the Warrants  evidenced by a Warrant  Certificate or in Section 6.1 in case of a split up, combination,  exchange,  or Transfer,  no Warrant Certificate shall be issued  hereunder in lieu of such  cancelled  Warrant  Certificate.  Any Warrant
Certificate  so  cancelled  shall  be  destroyed  by the  Warrant  Agent  unless otherwise directed by the Company.

          Section 6.3 AGREEMENT OF WARRANT CERTIFICATE HOLDERS.  Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

               (a) transfer of the Warrant  Certificates  shall be registered on the books of the Company  maintained  for that purpose by the Warrant Agent only if  surrendered at the Principal  Office of the Warrant Agent,  duly endorsed or accompanied by a proper instrument of transfer, with Signatures Guaranteed; and

               (b) prior to due  presentment for  registration of transfer,  the
Company  and the  Warrant  Agent may deem and treat the person in whose name the
Warrant  Certificate  is  registered  as the absolute  owner  thereof and of the
Warrants  evidenced  thereby  (notwithstanding  any  notations  of  ownership or writing on the Warrant Certificates made by anyone other than the Company or the
Warrant  Agent) for all  purposes  whatsoever,  and  neither the Company nor the
Warrant Agent shall be affected by any notice to the contrary.

                                  ARTICLE VII.
                     PROVISIONS CONCERNING THE WARRANT AGENT
                                AND OTHER MATTERS

          Section 7.1 PAYMENT OF TAXES AND  CHARGES.  The Company will from time to time promptly pay to the Warrant Agent,  or make  provisions  satisfactory to the Warrant  Agent for the payment of, all taxes and charges that may be imposed by the United  States or any state  upon the  Company  or the  Warrant  Agent in connection  with the  issuance or  delivery  of shares of Common  Stock upon the

                                       10

exercise  of any  Warrants,  but any taxes or  charges  in  connection  with the issuance of Warrant  Certificates or certificates  for shares of Common Stock in any name other than that of the  registered  holder of the  Warrant  Certificate surrendered  shall be paid by such  registered  holder;  and, in such case,  the
Company  shall nor be required to issue or deliver  any Warrant  Certificate  or certificate  for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's or Warrant Agent's satisfaction that no tax or charge is due.

          Section 7.2 RESIGNATION OR REMOVAL OF WARRANT AGENT. The Warrant Agent
may resign its duties and be discharged  from all further duties and liabilities hereunder  after giving 30 days notice in.  writing to the Company,  except that such shorter  notice may be given as the Company  shall,  in writing,  accept as sufficient.  Upon  comparable  notice to the Warrant Agent and to the holders of the Warrant  Certificates,  the Company may remove the Warrant Agent;  PROVIDED,
HOWEVER,  that in such event the Company shall appoint a new Warrant  Agent,  as hereinafter  provided,  and  the  removal  of the  Warrant  Agent  shall  not be effective until the earlier of: i) the expiration of the 30 day notice period or
ii) a new Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes  vacant by  resignation or incapacity to act or otherwise,  the Company shall appoint in writing a new Warrant Agent.  If the
Company shall fail to make such appointment  within a period of 30 days after it has been notified in writing of such  resignation or incapacity by the resigning or  incapacitated  Warrant  Agent or by the  registered  holder  of any  Warrant
Certificate,  then the registered holder of any Warrant Certificate may apply to any court of competent  jurisdiction for the appointment of a new Warrant Agent.
Any  successor  Warrant  Agent,  whether  appointed  by the Company or by such a court,  shall be an entity  organized and doing  business  under the laws of the
United States or of any state  thereof,  in good  standing,  which is authorized under such laws to exercise stock transfer  powers and is subject to supervision or  examination  by federal or state  authority and which has at the time of its appointment  as  Warrant  Agent a  combined  capital  and  surplus  of at  least
$10,000,000.   Any  new  Warrant  Agent   appointed   hereunder  shall  execute,
acknowledge,  and deliver to the former Warrant Agent last in office, and to the
Company,  an instrument  accepting such appointment under substantially the same terms and  conditions as are contained  herein,  and thereupon  such new Warrant
Agent  without  any  further  act or deed shall  become  vested with the rights, powers, duties, and responsibilities of the Warrant Agent and the former Warrant
Agent  shall  cease to be the  Warrant  Agent;  but if for any reason it becomes necessary or expedient to have the former  Warrant Agent execute and deliver any further  assurance,  conveyance,  act,  or deed,  the same  shall be done at the expense of the Company and shall be legally and validly  executed and  delivered by the former  Warrant  Agent upon payment in full of amounts owed to the former
Warrant Agent.

          Section 7.3 NOTICE OF  APPOINTMENT.  Not later than the effective date of the appointment of a new Warrant Agent the Company shall cause notice thereof to be mailed to the former  Warrant Agent and the transfer  agent for the Common
Stock,  and  shall  forthwith  cause a copy of such  notice to be mailed to each registered holder of a Warrant Certificate.  Failure to mail such notice, or any defect  contained  therein,  shall not affect the  legality  or  validity of the appointment of the successor Warrant Agent.

          Section 7.4 MERGER OF WARRANT AGENT. Any entity into which the Warrant
Agent  may be  merged  or  with  which  it may be  consolidated,  or any  entity resulting from any merger or consolidation to which die Warrant Agent shall be a

                                       11

party, shall be the successor Warrant Agent under this Agreement without further act,  provided that such entity would be eligible for appointment as a successor
Warrant  Agent under the  provisions of Section 7.2 hereof.  Any such  successor
Warrant Agent may adopt the prior  countersignature  of any predecessor  Warrant
Agent and distribute Warrant  Certificates  countersigned but not distributed by such predecessor  Warrant Agent, or may countersign the Warrant  Certificates in its own name.

          Section 7.5 COMPANY RESPONSIBILITIES. The Company agrees that it shall
(a) pay the Warrant Agent  reasonable  remuneration  for its services as Warrant
Agent  hereunder  and will  reimburse  the  Warrant  Agent  upon  demand for all expenses,  advances,  disbursements,  taxes, government charges and expenditures that the  Warrant  Agent may  reasonably  incur in the  preparation,  execution, delivery,  amendment and  administration  of this Agreement  (including fees and expenses of its counsel);  (b) provide the Warrant  Agent,  upon  request,  with sufficient  funds to pay any cash due  pursuant to Section 4.8 upon  exercise of
Warrants;  and (c)  perform,  execute,  acknowledge,  and deliver or cause to be performed,  executed,  acknowledged,  and  delivered all further and other acts, instruments,  and  assurances as may reasonably be required by the Warrant Agent for the carrying out or  performing  by the Warrant  Agent of the  provisions of this Agreement.

          Section 7.6 CERTIFICATION  FOR THE BENEFIT OF WARRANT AGENT.  Whenever
in the  performance  of its duties under this  Agreement the Warrant Agent shall deem it necessary or desirable  that any matter be proved or established or that any  instructions  with respect to the  performance  of its duties  hereunder be given by the Company  prior to taking or suffering  any action  hereunder,  such matter  (unless  other  evidence  in  respect  thereof  be  herein  specifically prescribed) may be deemed to be  conclusively  proved and  established,  or such instructions  may be given,  by a certificate or instrument  signed by the Chief
Executive  Officer,  Chief  Financial  Officer,  the  Secretary,  any  Assistant
Secretary,  the  Treasurer,  or  any  Assistant  Treasurer  of the  Company  and
delivered to the Warrant  Agent.  Such  certificate  or instrument may be relied upon by the  Warrant  Agent for any action  taken,  suffered  or omitted in good faith by it under the  provisions of this  Agreement;  but in its discretion the
Warrant  Agent may in lieu thereof  accept other  evidence of such matter or may require such further or additional evidence as it may deem reasonable.

          Section 7.7 BOOKS AND RECORDS.  The Warrant  Agent shall  maintain the
Company's books and records for registration and registration of transfer of the
Warrant  Certificates  issued  hereunder.  Such  books  shall show the names and addresses of the respective holders of the Warrant  Certificates,  the number of
Warrants evidenced on its face by each Warrant Certificate, and the date of each
Warrant Certificate.

          Section 7.8  LIABILITY OF WARRANT  AGENT.  The Warrant  Agent shall be liable  hereunder for its own gross  negligence or willful  misconduct  (each as finally  determined  by a court of competent  jurisdiction).  The Warrant  Agent shall act  hereunder  solely as an agent for the Company and its duties shall be determined  solely by the  provisions  hereof.  The  Warrant  Agent shall not be liable for or by reason of any of the  statements of fact or recitals  contained in this Agreement or in the Warrant  Certificates  (except its  countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent

                                       12

will not incur any liability or  responsibility  to the Company or to any holder of any Warrant  Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution,  waiver, consent, order, certificate,  or other paper, document, or instrument reasonably believed by the Warrant Agent to be genuine and to have been  signed,  sent,  or presented by the proper party or parties.  The Warrant Agent shall not be under any  responsibility in respect of the validity of this  Agreement  or the  execution  and  delivery  hereof by the
Company or in respect of the validity or  execution  of any Warrant  Certificate
(except  its  countersignature  thereof);  nor shall it be  responsible  for any breach by the Company of any covenant or condition  contained in this  Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article IV hereof or responsible for the manner,  method,  or amount of any such  adjustment  or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any  representation  or warranty as to the  authorization  or reservation of any shares  of  Common  Stock or other  securities  to be  issued  pursuant  to this
Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities will when issued be validly  authorized and issued and fully paid and nonassessable.

          Section 7.9 USE OF ATTORNEYS, AGENTS, AND EMPLOYEES. The Warrant Agent
may  execute and  exercise  any of the rights or powers  hereby  vested in it or perform any duty hereunder either itself or by or through its attorneys, agents, or employees.

          Section 7.10  INDEMNIFICATION.  The Company  agrees to  indemnify  the
Warrant  Agent and save it harmless  against any and all  losses,  expenses,  or liabilities,  including judgments,  costs, damages,  fines,  penalties,  claims, demands,  settlements and counsel fees for any action taken, suffered or omitted to be  taken  by  the  Warrant  Agent  in  connection  with  the  execution  and administration  of this Warrant  Agreement,  except when such losses result from the Warrant  Agent's  gross  negligence or willful  misconduct  (each as finally determined by a court of competent jurisdiction). The costs and expense incurred in  enforcing  this  right  of  indemnification  shall  be paid by the  Company.
Notwithstanding  anything herein to the contrary,  in no event shall the Warrant
Agent be liable for special,  indirect,  punitive,  incidental or  consequential loss or damage of any kind  whatsoever  (including,  but not  limited  to,  lost profits)  even if the Warrant  Agent has been advised of the  likelihood of such loss or damage.  Any liability of the Warrant Agent under this Warrant Agreement will be limited to the amount of fees paid by the Company to the Warrant  Agent.
The  provisions  set forth in this Section and in Section 7.5 (a) shall  survive the  resignation  or removal of the  Warrant  Agent or the  termination  of this
Warrant Agreement.

          Section 7.11  ACCEPTANCE OF AGENCY.  The Warrant Agent hereby  accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

          Section 7.12 CHANGES TO AGREEMENT.  The Warrant Agent may, without the consent or  concurrence of any registered  holder of a Warrant  Certificate,  by supplemental agreement or otherwise, join with the Company in making any changes or  corrections  in this  Agreement that they shall have been advised by counsel
(a)  are  required  to  cure  any  ambiguity  or to  correct  any  defective  or inconsistent  provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company or the Warrant
Agent in this Agreement such further  covenants and agreements  thereafter to be observed,  or (c) result in the  surrender of any right or power  reserved to or

                                       13

conferred  upon the Company or the Warrant  Agent in this  Agreement,  but which changes or corrections do not or will not adversely affect, alter, or change the
rights,   privileges,  or  immunities  of  the  registered  holders  of  Warrant
Certificates.

          Section 7.13  ASSIGNMENT.  All the  covenants  and  provisions of this
Agreement  by or for the benefit of the Company or the Warrant  Agent shall bind and inure to the benefit of their respective successors and assigns.

          Section  7.14  SUCCESSOR  TO COMPANY.  The  Company  will not merge or consolidate  with or into any other  entity or sell or  otherwise  transfer  its property,  assets,  and  business  substantially  as an  entirety to a successor entity unless the entity  resulting  from such merger,  consolidation,  sale, or transfer (if not the Company) shall expressly assume, by supplemental  agreement satisfactory  in form and  substance to the Warrant  Agent and  delivered to the
Warrant Agent, the due and punctual performance and observance of each and every covenant  and  condition of this  Agreement to be performed  and observed by the
Company.

          Section 7.15 NOTICES.  Any notice or demand required by this Agreement to be given or made by the  Warrant  Agent or by the  registered  holder  of any
Warrant  Certificate to or on the Company shall be sufficiently given or made if sent by  first-class  or registered  mail,  postage  prepaid,  addressed  (until another  address is filed in writing by the Company  with the Warrant  Agent) as follows:

          Del Global Technologies Corp.
          One Commerce Park
          Valhalla, New York 10595
          Attention: Director of Investor Relations

          with a copy to:

          Tashlik, Kreutzer, Goldwyn & Crandell P.C.
          833 Northern Boulevard
          Great Neck, New York 11021
          Attention: Theodore Wm. Tashlik, Esq.

Any  notice  or demand  required  by this  Agreement  to be given or made by the registered  holder of any  Warrant  Certificate  or by the  Company to or on the
Warrant  Agent shall be  sufficiently  given or made if sent by  first-class  or registered mail,  postage prepaid,  addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

          Melon Investor Services LLC
          44 Wall Street, 6th Floor
          New York, New York 10005
          Attention: Frank R. Misciagna

          With a copy to:

          Mellon Investor Services LLC
          85 Challenger Road
          Ridgefield Park, New Jersey 07660-2108
          Attention: General Counsel

Any  notice  or demand  required  by this  Agreement  to be given or made by the
Company  or the  Warrant  Agent to or on the  registered  holder of any  Warrant
Certificate  shall be  sufficiently  given or made,  whether or not such  holder receives the notice, if sent by first class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company  maintained by the Warrant  Agent.  Otherwise  such notice or demand shall be deemed given when received by the party entitled thereto.

          Section 7.16  DEFECTS IN NOTICE.  Failure to file any  certificate  or notice  or to mail any  notice,  or any  defect  in any  certificate  or  notice pursuant  to this  Agreement,  shall  not  affect  in any way the  rights of any registered  holder of a Warrant  Certificate  or the legality or validity of any adjustment made pursuant to Section 4.1 hereof,  or any transaction  giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

          Section  7.17  GOVERNING  LAW. The laws of the State of New York shall govern this Warrant Agreement and the Warrant Certificates.

          Section 7.18 STANDING. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions  hereof is intended,  or shall be construed,  to confer upon, or give to, any person or corporation other than the
Company,   the  Warrant  Agent,  and  the  registered  holders  of  the  Warrant
Certificates any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement contained herein;
and all covenants, conditions,  stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the  Warrant  Agent and their  successors,  and the  registered  holders  of the
Warrant Certificates.

          Section 7.19 HEADINGS.  The  descriptive  headings of the articles and sections of this  Agreement  are  inserted  for  convenience  only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section  7.20  COUNTERPARTS.  This  Agreement  may be  executed in any number  of  counterparts,  each of which so  executed  shall be  deemed to be an original;  but such counterparts shall together  constitute but one and the same instrument.

          Section  7.21  CONFLICT  OF  INTEREST.   The  Warrant  Agent  and  any
stockholder,  affiliate, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrant Certificates or other securities of the
Company  or  become  particularly  interested  in any  transaction  in which the
Company  may be  interested  or  contract  with or lend money to the  Company or otherwise  act as fully and freely as though the Warrant  Agent were not Warrant
Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company,  including  without  limitation as trustee  under any  indenture  or as transfer  agent for any  securities  of the
Company or for any other entity.

                                       15

          Section 7.22  AVAILABILITY  OF THE AGREEMENT.  The Warrant Agent shall keep copies of this  Agreement  available for  inspection by holders of Warrants during normal business hours at its Principal  Office.  Copies of this Agreement may be obtained upon written request addressed to:

          Del Global Technologies Corp.
          One Commerce Park
          Valhalla, New York 10595
          Attention: Director of Investor Relations

          IN WITNESS  WHEREOF,  this  Agreement  has been duly  executed  by the parties hereto as of the day and year first above written.

                                    DEL GLOBAL TECHNOLOGIES CORP.

                                    By: /s/ Thomas V. Gilboy
                                       -----------------------------------------
                                    Thomas V. Gilboy
                                    Chief Financial Officer

                                    MELLON INVESTOR SERVICES LLC

                                    By: /s/ Frank R. Misciagna
                                       -----------------------------------------
                                    Frank R. Misciagna
                                    Senior Client Service Manager

                                       16

                                                                       Exhibit A

                          [FORM OF WARRANT CERTIFICATE]

No.

   Certificate for                                                      Warrants

                      NOT EXERCISABLE BEFORE 9:30 A.M., NEW
                        YORK CITY TIME, ON MARCH 28, 2002
                     OR AFTER 5:00 P.M., NEW YORK CITY TIME,
                                ON MARCH 28, 2008

                          DEL GLOBAL TECHNOLOGIES CORP.
                   COMMON STOCK PURCHASE WARRANT CERITIFICATE

          THIS CERTIFIES that  _____________________________________________  or registered  assigns is the registered  holder (the  "Registered  Holder") of the number  of  Warrants  set forth  above,  each of which  represents  the right to purchase one fully paid and nonassessable  share of Common Stock, par value $.01 per share (the "Common  Stock"),  of Del Global  Technologies  Corp., a New York
corporation  (the  "Company"),  at the  initial  exercise  price (the  "Exercise
Price") of $2.00,  at any time after the shares of Common  Stock  issuable  upon exercise  of the  Warrants  evidenced  hereby  have  been  registered  under the
Securities  Act of 1933, as amended,  or such other action as may be required by
Federal or state law  relating to the  issuance or  distribution  of  securities shall have been taken,  but not after the Expiration Date  hereinafter  referred to, by  surrendering  this  Warrant  Certificate,  with the form of  election to purchase set forth hereon duly executed with  signatures  guaranteed as provided below, at the office maintained  pursuant to the Warrant  Agreement  hereinafter referred to for that purpose by Mellon  Investor  Services LLC, or its successor as warrant  agent (any such  warrant  agent  being  herein  called the  "Warrant
Agent"),  and by paying in full the Exercise Price, plus transfer taxes, if any.
Payment  of the  Exercise  Price  shall be made in United  States  currency,  by certified check or money order payable to the order of the Company.

          Upon certain events provided for in the Warrant Agreement,  the number of shares of Common Stock issuable upon the exercise of each Warrant is required to be adjusted.

          At any time  after  the  tenth  consecutive  Trading  Day in which the
Market  Price of the  Company's  Common Stock was $4.00 or more per share ("Call
Eligibility  Date"),  the Company shall give written notice,  or shall cause the
Warrant Agent to give written notice to the Registered  Holder advising that the
Registered  Holder shall have a thirty (30) day period commencing on the date of notice within which to exercise its Warrant(s),  failing which,  the Company may thereafter,  at any time prior to the Expiration Date (as hereinafter  defined), call for redemption of the Registered  Holder's Warrant(s) for $.25 per Warrant.
The Company shall not be required to give such written notice  immediately after the Call Eligibility  Date and may give such notice at any time  thereafter,  in its sole discretion.

          No Warrant may be exercised  after 5:00 P.M.,  New York City time,  on the  expiration  date (the  "Expiration  Date")  which  will be the  earlier  of
__________________,  2008 and the business day preceding the call date specified

                                       17

in a Call  Notice  (as such  term is  defined  in the  Warrant  Agreement).  All
Warrants evidenced hereby shall thereafter become null and void.

          Prior to the Expiration Date,  subject to any applicable laws,  rules,
or  regulations   restricting   transferability   and  to  any   restriction  on
transferability  that may appear on this Warrant  Certificate in accordance with the terms of the  Warrant  Agreement  hereinafter  referred  to, the  Registered
Holder  shall be entitled to transfer  this Warrant  Certificate  in whole or in part upon  surrender  of this Warrant  Certificate  at the office of the Warrant
Agent  maintained  for that purpose with the form of assignment set forth hereon duly  executed,  with  signatures  guaranteed  by a  member  firm of a  national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or a trust company located in the United Stares, or a member of the
National  Association of Securities  Dealers,  Inc., or other eligible guarantor institution  which is a participant  in a signature  guarantee  program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended)  acceptable  to the Warrant  Agent.  Upon any such  transfer,  a new
Warrant  Certificate  or Warrant  Certificates  representing  the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

          Upon the exercise of less than all of the  Warrants  evidenced by this
Warrant  Certificate,  there  shall be  issued  to the  Registered  Holder a new
Warrant Certificate in respect of the Warrants not exercised.

          Prior to the Expiration Date, the Registered  Holder shall be entitled
to  exchange   this  Warrant   Certificate,   with  or  without   other  Warrant
Certificates,  for another Warrant  Certificate or Warrant  Certificates for the
same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

          No fractional shares will be issued upon the exercise of Warrants.  As to any final  fraction  of a share  which the  Registered  Holder of one or more
Warrant  Certificates,  the  rights  under  which  are  exercised  in  the  same transaction,  would  otherwise be entitled to purchase upon such  exercise,  the
Company shall pay the cash value  thereof  determined as provided in the Warrant
Agreement.

          This  Warrant  Certificate  is issued under and in  accordance  with a
Warrant  Agreement  between  the Company  and the  Warrant  Agent (the  "Warrant
Agreement") and is subject to the terms and provisions contained in said Warrant
Agreement,  to all of which terms and provisions the Registered  Holder consents by acceptance hereof.

          This Warrant  Certificate  shall not entitle the Registered  Holder to any  of  the  rights  of  a  stockholder  of  the  Company,  including,  without limitation, the right to vote, to receive dividends and other distributions,  or to  attend or  receive  any  notice of  meetings  of  stockholders  or any other proceedings of the Company.

          This Warrant  Certificate  shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

                                       18

          IN WITNNESS WHEREOF,  the Company has caused this Warrant  Certificate to be duly executed under its facsimile corporate seal.

                                    DEL GLOBAL TECHNOLOGIES CORP.

                                    By:
                                       -----------------------------------------
                                       President

Seal                                Attest:

                                    --------------------------------------------
                                       Secretary

Countersigned:                      MELLON INVESTOR SERVICES LLC
                                      as Warrant Agent

Dated:                              By:
      -------------------              -----------------------------------------

                                       19

                                    [FORM OF]
                              ELECTION TO PURCHASE

          The    undersigned    hereby    irrevocably    elects   to    exercise
___________________________   of  the  Warrants   represented  by  this  Warrant
Certificate  and to  purchase  the  shares of  Common  Stock  issuable  upon the exercise of said  Warrants,  and requests that  certificates  for such shares be issued and delivered as follows:

ISSUE TO:

--------------------------------------------------------------------------------
(NAME)

--------------------------------------------------------------------------------
(ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
(SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER

--------------------------------------------------------------------------------
DELIVER TO:

--------------------------------------------------------------------------------
(NAME)

at
--------------------------------------------------------------------------------
            (ADDRESS, INCLUDING ZIP CODE)

          If the  number  of  Warrants  hereby  exercised  is less  than all the
Warrants represented by this Warrant Certificate,  the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

          In full  payment of the  purchase  price with  respect to the Warrants exercised and transfer taxes, if any, the undersigned  hereby tenders payment of
$ ____by certified check or money order payable in United States currency to the order of the Company.

                                       20

                              [FORM OF] ASSIGNMENT

          FOR  VALUE  RECEIVED,  the  undersigned  hereby  sells,  assigns,  and transfers  unto the  Assignee  named below all of the rights of the  undersigned represented  by the within  Warrant  Certificate,  with respect to the number of
Warrants set forth below:

Name of Assignee               Address                       No. of Warrants
----------------               -------                       ---------------

and does  hereby  irrevocably  constitute  and  appoint  Attorney  to make  such transfer  on the books of Del  Global  Technologies  Corp.  maintained  for that purpose, with full power of substitution in the premises.

Dated:
      -------------------------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature

                                    NOTICE:  The signature(s) on this assignment
                                    must  correspond with the name(s) as written
                                    upon the face of the  Certificate,  in every
                                    particular,     without     alteration    or
                                    enlargement or any change whatever.

SIGNATURE (S) GUARANTEED

By
  ---------------------------------

     THE   SIGNATURE(S)   SHOULD  BE
GUARANTEED BY AN ELIGIBLE  GUARANTOR
INSTITUTION  (Banks,  Stock Brokers,
Savings  and Loan  Associations  and
Credit Unions) WITH MEMBERSHIP IN AN
APPROVED     SIGNATURE     GUARANTEE
MEDALLION PROGRAM PURSUANT TO S.E.C.
RULE 17Ad-15.

                                       21